Exhibit 99.1

Cue Biopharma Announces $30 Million Private Investment in Public Equity (PIPE) Financing

BOSTON, Nov. 14, 2022 (GLOBE NEWSWIRE) — Cue Biopharma, Inc. (Nasdaq: CUE), a clinical-stage biopharmaceutical company developing a novel class of injectable biologics to selectively engage and modulate tumor-specific T cells directly within the patient’s body, announced today that it has entered into securities purchase agreements with certain accredited investors for a $30 million private investment in public equity (PIPE) financing.

The PIPE financing included a life sciences-focused investment fund that is a new investor in the company as well as participation from other new and existing investors.

Piper Sandler & Co. acted as lead placement agent and Public Ventures LLC acted as co-placement agent to Cue Biopharma for the PIPE financing.

In the PIPE financing, Cue Biopharma agreed to sell 7,656,966 shares of its common stock and, in lieu of shares of common stock to certain investors, pre-funded warrants (“Pre-Funded Warrants”) to purchase an aggregate of 1,531,440 shares of common stock, and, in each case, accompanying warrants (“Warrants”) to purchase an aggregate of up to 9,188,406 additional shares of common stock (or Pre-Funded Warrants in lieu thereof) at a price of $3.265 per share and accompanying Warrant (or $3.2649 per Pre-Funded Warrant and accompanying Warrant). The exercise price of the Warrants is $3.93 per share, or if exercised for a Pre-Funded Warrant in lieu thereof, $3.9299 per Pre-Funded Warrant. The Warrants are exercisable at any time after they are issued and ending on the fifth anniversary of the closing. The Pre-Funded Warrants are exercisable at any time after they are issued and will not expire.

The transaction is expected to close on or about November 16, 2022, subject to the satisfaction of customary closing conditions.

Net proceeds from the PIPE financing are expected to be used to advance the clinical development of CUE-101, Cue Biopharma’s lead interleukin 2 (IL-2)-based Immuno-STAT™ biologic, business development activities, working capital and other general corporate purposes.

The securities to be sold in the PIPE financing have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Cue Biopharma has agreed to file a registration statement with the SEC registering the resale of the shares of common stock issued in the PIPE financing and the shares of common stock issuable upon the exercise of the Pre-Funded Warrants and Warrants issued in the PIPE financing.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About Cue Biopharma

Cue Biopharma, a clinical-stage biopharmaceutical company, is developing a novel class of injectable biologics to selectively engage and modulate tumor-specific T cells directly within the patient’s body to transform the treatment of cancer. The company’s proprietary platform, Immuno-STAT™ (Selective Targeting and Alteration of T cells) and biologics are designed to harness the body’s intrinsic immune system as T cell engagers without the need for ex vivo manipulation.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor created by those sections. Such forward-looking statements include, but are not limited to, those regarding: the company’s statements about the expected closing of the PIPE financing; the company’s anticipated use of proceeds from the PIPE financing; whether the conditions for the closing of the PIPE financing will be satisfied; and the company’s business strategies, plans and prospects. Forward-looking statements, which are based on certain assumptions and describe the company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the company’s limited operating history, limited cash and a history of losses; the company’s ability to achieve profitability; potential setbacks in the company’s research and development efforts including negative or inconclusive results from its preclinical studies, its ability to secure required U.S. Food and Drug Administration (“FDA”) or other governmental approvals for its product candidates and the breadth of any approved indication; adverse effects caused by public health pandemics, including COVID-19, including possible effects on the company’s trials; negative or inconclusive results from the company’s clinical trials or preclinical studies or serious and unexpected drug-related side effects or other safety issues experienced by participants in clinical trials; delays and changes in regulatory requirements, policy and guidelines including potential delays in submitting required regulatory applications to the FDA; the company’s reliance on licensors, collaborators, contract research organizations, suppliers and other business partners; the company’s ability to obtain adequate financing to fund its business operations in the future; operations and clinical the company’s ability to maintain and enforce necessary patent and other intellectual property protection; competitive factors; general economic and market conditions and the other risks and uncertainties described in the Risk

Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the company’s most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Report(s) on Form 10-Q. Any forward-looking statement made by the company in this press release is based only on information currently available to the company and speaks only as of the date on which it is made. The company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact

Marie Campinell

Senior Director, Corporate Communications

Cue Biopharma, Inc.

mcampinell@cuebio.com

Media Contact

Maya Romanchuk

LifeSci Communications

mromanchuk@lifescicomms.com